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EXHIBIT 4.4

RESTRICTED STOCK PLAN
FOR NON-EMPLOYEE DIRECTORS
OF 3D SYSTEMS CORPORATION

Section 1. Purpose.

        This Restricted Stock Plan for Non-Employee Directors (the "Plan") of 3D Systems Corporation (the "Company") is designed to enhance the ability of the Company to attract, retain and motivate Non-Employee Directors (as defined in Section 3) of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of the Company's Common Stock. It is the intention of the Company to provide for payment in shares of the Company's common stock, par value $0.001 per share ("Common Stock"), of all or a portion of the annual retainer paid to each Non-Employee Director.

Section 2. Stock Available.

        The stock subject to the Plan shall be such authorized but unissued or treasury shares of Common Stock as shall from time to time be available for issuance pursuant to the Plan. The total amount of Common Stock that may be issued pursuant to the Plan is two hundred thousand (200,000) shares, subject to adjustment in accordance with Section 7.

Section 3. Eligibility.

        Each Non-Employee Director of the Company shall be eligible to participate in the Plan. As used in the Plan, the term "Non-Employee Director" shall include any person who, at the time of his or her election to the Board of Directors of the Company (the "Board"), is not an officer or employee of the Company or any of its Subsidiaries or Affiliates (as such terms are defined in Section 16). Any Non-Employee Director who becomes an officer or employee of the Company or any of its Subsidiaries or Affiliates shall cease to be eligible to participate in the Plan for so long as such person remains such an officer or employee.

Section 4. Grants of Shares.

        Grants of Common Stock under the Plan shall be made as follows:

        (a)    Initial Grants.    On the date any Non-Employee Director first is elected a director of the Company on or after the Effective Date (as defined in Section 19) of the Plan, such Non-Employee Director shall receive a grant of one thousand (1,000) shares of Common Stock; provided that such grant shall not be made (i) to a Non-Employee Director who was, within twelve (12) months immediately preceding his or her election as a director, an officer or employee of the Company or any of its Subsidiaries; or (ii) to a Non-Employee Director who, within twelve (12) months immediately preceding his or her election as a director, already was a director on the Company's Board.

        (b)    Annual Grants.    At the close of business on the date of each annual meeting of the stockholders of the Company, a grant of three thousand (3,000) shares of Common Stock shall be awarded to (i) each Non-Employee Director who is elected on such date; and (ii) each Non-Employee Director whose term of service extends past such date.

        (c)    Interim Grants.    In the event that, on or after the Effective Date of the Plan, any Non-Employee Director is elected a director at other than an annual meeting of the stockholders of the Company, in addition to any Common Stock granted pursuant to Section 4(a), such Non-Employee Director shall receive on the date of such Non-Employee Director's election a grant of that number of shares of Common Stock that is equal to the product of three thousand (3,000) multiplied by a fraction, the numerator of which shall be the number of days remaining from the date of such Non-Employee Director's election to the date of the next annual meeting of the stockholders of the

Company provided for in accordance with the By-Laws of the Company as then in effect, and the denominator of which shall be 365.

        (d)    Non-Transferability of Grants.    Except as provided below in this Section 4(d) and in Section 4(e), no right to receive shares of Common Stock pursuant to the Plan shall be transferable by any Non-Employee Director and no shares of Common Stock issued pursuant to the Plan, or any interest therein, may be sold, transferred, pledged, encumbered or otherwise disposed of (including, without limitation, by way of gift or donation) by the Non-Employee Director to whom such shares are issued, as long as such Non-Employee Director shall remain a director of the Company. In the case that a Non-Employee Director becomes an employee of the Company, but retains his or her position as a director, the restriction on transferability described in this Section 4(d) shall remain on the Common Stock granted pursuant to this Plan as long as such employee shall remain a director of the Company. Each Non-Employee Director may provide the Company with a written designation in form satisfactory to the Company's counsel designating a person or persons ("Beneficiary") entitled to receive shares to be issued pursuant to a grant of shares under the Plan upon the death of such Non-Employee Director after such grant but prior to the issuance of shares pursuant to such grant. The Company shall honor each such written designation, provided that the Beneficiary named shall take all steps necessary to comply with the Plan, including the payment of the Issue Price (as defined below) if not paid by the Non-Employee Director and the execution of any agreement reasonably required by counsel to the Company in order to comply with the Plan or with federal or state securities laws or other legal requirements.

        (e)    Sale of Shares to Satisfy Tax Obligation.    Notwithstanding anything in this Section 4 to the contrary, Non-Employee Directors shall be permitted to sell up to fifty percent (50%) of the number shares covered by each grant of Common Stock awarded pursuant to Sections 4(a) through (c) in order to satisfy any tax obligation arising from such grant or grants.

        (f)    Execution of Agreement.    Each grant of Common Stock pursuant to this Section 4 shall be contingent on and subject to (i) payment by the Non-Employee Director (or by his or her Beneficiary) pursuant to Section 5 of the Issue Price for the shares covered by such grant; and (ii) execution by the Non-Employee Director (or by his or her Beneficiary) of a document agreeing to hold the shares of Common Stock covered by such grant in accordance with the terms and conditions of the Plan (including, without limitation, Sections 4(d), 4(e) and 13) and containing such other terms and conditions as may be required by counsel to the Company in order to comply with federal or state securities laws or other legal requirements.

Section 5. Issue Price of Common Stock.

        Prior to the issuance of Common Stock to a Non-Employee Director pursuant to the Plan, the Non-Employee Director shall pay to the Company an amount of money per share ("Issue Price") equal to the par value per share of the Common Stock. The Issue Price for shares of Common Stock granted pursuant to the Plan shall be tendered to the Company within thirty (30) days after notice of the amount thereof is given by the Company to the recipient of such shares.

Section 6. Change in Control.

        Notwithstanding any other provision of the Plan, in the event that (i) the Company is merged into or consolidated with another corporation or other entity and as a result of such merger or consolidation less than seventy percent (70%) of the combined voting power of the outstanding voting securities of the surviving or resulting corporation or other entity shall, after giving effect to such merger or consolidation, be "beneficially owned" (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act")) in the aggregate, directly or indirectly, by the former stockholders of the Company (excluding from such computation any such securities beneficially owned, directly or indirectly, by "affiliates" of the Company (as defined in Rule 12b-2 under the Securities Exchange Act) and any such securities so beneficially owned, directly or indirectly, by a party to such merger or consolidation); (ii) the Company sells all or substantially all of its assets; (iii) any "person" is or becomes the "beneficial owner" (as the terms "person" and "beneficial owner" are used in Sections 13(d) and 14(d) of the Securities Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; (iv) as a result of any solicitation subject to Rule 14a-11 under the Securities Exchange Act (or any successor rule thereto), one or more persons not recommended by or opposed for election to the Board of Directors by one-third or more of the directors of the Company then in office is or are elected a director of the Company; or (v) the Company shall become subject for any reason to a voluntary or involuntary dissolution or liquidation, then, as of the close of business at the principal executive office of the Company on the business day immediately preceding the date on which such event occurs, for purposes of the Plan and to the extent that the provisions of the Plan remain applicable to shares granted under the Plan, the restriction provided in Section 4(d) of the Plan shall without further act expire and cease to apply to any securities granted under the Plan, the requirement of a legend on stock certificates provided in Section 9 shall without further act expire and cease to apply to any securities granted under the Plan, and each Non-Employee Director holding shares issued under the Plan shall thereupon have the right to receive an unlegended certificate as set forth in the last sentence of Section 9.

Section 7. Adjustments.

        In the event of changes in the common stock of the Company after the Effective Date by reason of any stock dividend, split-up, combination of shares, reclassification, recapitalization, merger, consolidation, reorganization or liquidation: (a) the restriction provided in Section 4(d) and the requirement of a legend on stock certificates provided in Sections 9 and 10(d) shall apply to any securities issued in connection with any such change in respect of stock which has been granted under the Plan; and (b) appropriate adjustments shall be made by the Board as to (i) the number of shares to be delivered and the Issue Price where such change occurred after the date of the grant but before the date the stock covered by the grant is delivered; and (ii) the number and class of shares available under the Plan in the aggregate, which changes shall be made in the same manner as such items are adjusted for purposes of the 2004 Incentive Stock Plan of 3D Systems Corporation as then in effect.

Section 8. Action by Company.

        Neither the existence of the Plan nor the issuance of Common Stock pursuant thereto shall impair the right of the Company or its stockholders to make or effect any adjustment, recapitalization or other change in the Common Stock referred to in Section 7, any change in the Company's business, any issuance of debt obligations or stock by the Company, or any grant of options on stock of the Company.

Section 9. Legend on Stock Certificates.

        Every certificate of Common Stock issued pursuant to the Plan shall, so long as the restriction provided in Section 4(d) remains in effect, bear a legend in substantially the following form:

  This certificate and the shares represented hereby are held subject to the terms of the Restricted Stock Plan for Non-Employee Directors (the "Plan") of 3D Systems Corporation, which provides that neither the shares issued pursuant thereto, nor any interest therein, may be sold, transferred, pledged, encumbered or otherwise disposed of (including, without limitation, by way of gift or donation) except in accordance with the Plan. A copy of the Plan is available for inspection at the executive offices of 3D Systems Corporation.

        Each Non-Employee Director may surrender to the Company the certificate or certificates representing such shares in exchange for a new certificate or certificates, free of the above legend, at any time after either such Non-Employee Director has ceased to be a director of the Company or the restriction provided in Section 4(d) otherwise has ceased to apply to the shares covered by such certificate.

Section 10. Government and Other Regulations and Restrictions.

        (a)    In General.    The issuance by the Company of any shares of Common Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required.

        (b)    Registration of Shares.    The Company shall use its reasonable commercial efforts to cause the Common Stock to be issued pursuant to this Plan to be registered under the Securities Act of 1933, as amended (the "Securities Act"), but otherwise shall be under no obligation to register shares of Common Stock issued under the Plan under the Securities Act or otherwise. If, at the time shares of Common Stock are issued pursuant to the Plan, there shall not be on file with the Securities and Exchange Commission an effective registration statement under the Securities Act covering such shares of Common Stock, the Non-Employee Director to whom such shares are to be issued will execute and deliver to the Company upon receipt by him or her of any such shares an undertaking, in form and substance satisfactory to the Company, that (i) such Non-Employee Director has had access or will, by reason of such person's service as a director of the Company, or otherwise, have access to sufficient information concerning the Company to enable him or her to evaluate the merits and risks of the acquisition of shares of Common Stock pursuant to the Plan; (ii) such Non-Employee Director has such knowledge and experience in financial and business matters that such person is capable of evaluating such acquisition; (iii) it is the intention of such Non-Employer Director to acquire and hold such shares for investment and not for the resale or distribution thereof; (iv) such Non-Employer Director will comply with the Securities Act and the Securities Exchange Act with respect to such shares; and (v) such Non-Employer Director will indemnify the Company for any cost, liability and expense that the Company may sustain by reason of any violation of the Securities Act or the Securities Exchange Act occasioned by any act or omission on his or her part with respect to such shares.

        (c)    Resale of Shares.    Without limiting the generality of Section 4(d), shares of Common Stock acquired pursuant to the Plan shall not be sold, transferred or otherwise disposed of unless and until either (i) such shares shall have been registered by the Company under the Securities Act; (ii) the Company shall have received either a "no action" letter from the Securities and Exchange Commission or an opinion of counsel acceptable to the Company to the effect that such sale, transfer or other disposition of the shares may be effected without such registration; or (iii) such sale, transfer or other disposition of the shares is made pursuant to Rule 144 of the General Rules and Regulations promulgated under the Securities Act, as the same may from time to time be in effect, and the Company shall have received an opinion of counsel acceptable to the Company to such effect.

        (d)    Legend on Certificates.    The Company may require that any certificate or certificates evidencing shares issued pursuant to the Plan bear a restrictive legend, and be subject to stop-transfer orders or other actions, intended to effect compliance with the Securities Act or any other applicable regulatory measures.

Section 11. Company's Right to Terminate Retention; Non-Exclusivity.

        Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements or modifying existing compensation arrangements for Non-Employee Directors, subject to stockholder approval if such approval is required by applicable statute, rule or regulation; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any member of the Board any right to continued membership on the Board.

Section 12. No Rights in Common Stock.

        No Non-Employee Director or Beneficiary shall have any interest in or be entitled to voting rights or dividends or other rights or privileges of stockholders of the Company with respect to shares of Common Stock granted pursuant to the Plan unless, and until, shares of Common Stock actually are issued to such person and then only from the date such person becomes the record owner thereof.

Section 13. Tax Withholding.

        The Company shall make appropriate provisions for the payment of any Federal, state or local tax or any other tax that may be required by law to be withheld by reason of a grant or the issuance of shares of Common Stock pursuant to the Plan.

Section 14. No Liability.

        No member of the Board, or any officer or employee of the Company acting on behalf of the Board, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 15. Successors.

        The provisions of the Plan shall be binding upon and inure to the benefit of all successors of any person receiving Common Stock pursuant to the Plan, including, without limitation, the estate of such person and the executors, administrators or trustees thereof, the heirs and legatees of such person, and any receiver, trustee in bankruptcy, or representative of creditors of such person.

Section 16. Subsidiaries and Affiliates.

        For purposes of the Plan, term (a) the term "Subsidiaries" includes those corporations fifty percent (50%) or more of whose outstanding voting stock is owned or controlled, directly or indirectly, by the Company and those partnerships and joint ventures in which the Company owns, directly or indirectly, a 50 percent (50%) or more interest in the capital account or earnings; and (b) the term "Affiliates" means any current or future entity other than the Company and its Subsidiaries that is designated by the Board as participating under the Plan.

Section 17. Expenses.

        The expenses of administering the Plan shall be borne by the Company.

Section 18. Termination and Amendment.

        The Board (or any committee thereof, as designated by the board to administrate the Plan) may from time to time amend or discontinue the Plan or any provision thereof; provided that no amendment or modification of the Plan shall, without the prior approval of the stockholders of the Company:

  (a)
  increase the number of shares of Common Stock available for grant;

  (b)
  materially increase the benefits accruing to participants under the Plan;

  (c)
  modify the requirements as to eligibility for participation; or

  (d)
  change any of the provisions of this Section 18.

        No amendment or discontinuation of the Plan or any provision thereof shall, without the written consent of the participant, adversely affect any shares theretofore granted to such participant under the Plan.

Section 19. Effective Date.

        The Plan shall become effective on May 19, 2004, subject to the approval of the stockholders of the Company.

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RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS OF 3D SYSTEMS CORPORATION